Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 8, 2017, with respect to the consolidated financial statements and schedule included in the Annual Report of American Renal Associates Holdings, Inc. on Form 10-K for the year ended December 31, 2016.  We consent to the incorporation by reference of said report in the Registration Statements of American Renal Associates Holdings, Inc. on Form S-8 (File No. 333-210870).

Boston, Massachusetts

March 8, 2017